PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT, dated as of February 6, 2007 (this “Agreement”), is made by TECHNICAL OLYMPIC USA, INC., a corporation organized under the laws of the state of Delaware (the “Pledgor”), in favor of CITICORP NORTH AMERICA, INC., in its capacity as Administrative Agent for the Lenders and the Issuers defined below (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for its benefit and for the benefit of the Lenders and Issuers (the Administrative Agent, the Lenders and the Issuers being collectively referred to as the “Secured Parties”).

R E C I T A L S

A. On January 30, 2007, the Pledgor entered into that certain Amended and Restated Credit Agreement (the “Credit Agreement”) among the Pledgor, as Administrative Borrower, the subsidiaries of the Pledgor party thereto as Subsidiary Borrowers, the Administrative Agent, certain other financial institutions in other agent capacities, and the financial institutions and other entities listed on the signature pages thereof as lenders (the “Lenders”) and as issuers (the “Issuers”).

B. As consideration for the entry into the Credit Agreement, the Pledgor agreed to grant and assign to the Administrative Agent for the benefit of the Secured Parties a general first-priority lien on and security interest in and to the Collateral (as defined below).

C. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement, and the rules of construction and the other provisions set forth in Sections 1.2, 1.3 and 1.4 of the Credit Agreement shall apply to this Agreement.

A G R E E M E N T

NOW THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Pledgor hereby covenants and agrees as follows:

1. Definitions. In addition to all of the other capitalized terms defined herein, the following terms shall have the following respective meanings:

1.1 “Code” means the Uniform Commercial Code, as in effect from time to time in the State of New York.

1.2 “Collateral” means (a) the Pledged Stock, (b) all additional Pledged Stock, rights and/or options acquired by the Pledgor pursuant to Section 2.2(g) or otherwise; and (iii) all Proceeds. The inclusion of Proceeds in the Collateral does not authorize the Pledgor to sell, dispose of or otherwise use the Collateral in any manner not specifically authorized hereby.

1.3 “Distributions” means all dividends, distributions, liquidation proceeds, cash, profits, instruments and other property and economic benefits to which the Pledgor is entitled with respect to the Pledged Stock whether or not received by or otherwise distributed to the Pledgor, whether such dividends, distributions, liquidation proceeds, cash, profits, instruments and other property and economic benefits are paid or distributed by the Pledged Entities in respect of operating profits, sales, exchanges, refinancing, condemnations or insured losses of such Pledged Entities’ assets, the liquidation of such Pledged Entities’ assets and affairs, management fees, guaranteed payments, repayment of loans, reimbursement of expenses or otherwise in respect of or in exchange for any or all of the Pledged Stock.

1.4 “Event of Default” means, for purposes of this Agreement, the occurrence of an “Event of Default” under the Credit Agreement.

1.5 “Obligations” means all obligations and liabilities of the Pledgor under the Loan Documents.

1.6 “Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

1.7 “Pledged Entities” means the Subsidiaries of the Pledgor identified on Schedule 1 attached hereto, together with any other Subsidiary of the Pledgor (other than a Joint Venture), any Stock of which is hereafter directly owned by the Pledgor.

1.8 “Pledged Stock” means, with respect to the Pledgor: (a) all shares of Stock of the Pledged Entities, now owned or hereafter acquired by the Pledgor, and the certificates representing the shares of such Stock (delivered to the Administrative Agent as required by the terms hereof and accompanied by stock powers or instruments of transfer or assignment (in each case in form and substance reasonably acceptable to the Administrative Agent) duly executed in blank and all securities convertible into and options, warrants, dividends, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Stock (including all rights to request or cause the issuer thereof to register any or all of the Collateral under federal and state securities laws to the maximum extent possible under any agreement for such registration rights), and all put rights, tag-along rights or other rights pertaining to the sale or other transfer of such Collateral, together in each case with all right under any agreements, articles or certificates of incorporation or otherwise pertaining to such rights; and (b) all voting rights and rights to cash and non-cash dividends, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the foregoing.

1.9 “Proceeds” means, collectively, (a) all “proceeds” (as such term is defined in Section 9-102 of the Code) with respect to any of the Collateral, (b) whatever is receivable or received when any of the Collateral is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto and also includes all interest, dividends and other property receivable or received on account of any of the Collateral or proceeds thereof, and in any event, shall include all Distributions or other income from any of the Collateral, all collections thereon or all Distributions with respect thereto, and (iii) all proceeds, products, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the Collateral.

1.10 “Stock” means all shares, rights, options, subscriptions, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or non-voting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

2. Pledge of Collateral.

2.1 As security for the due and punctual payment and performance of all of the Obligations (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, including without limitation the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a)), whether allowed or allowable as claims, the Pledgor hereby (a) pledges, transfers, hypothecates and assigns to the Administrative Agent for the benefit of the Secured Parties the Collateral, for the purposes herein expressed, and (b) grants to the Administrative Agent for the benefit of the Secured Parties a continuing general first-priority lien on and security interest in and to the Collateral. Without limitation of Section 4.3, with respect to all Pledged Stock that is certificated as of the date hereof, the Pledgor shall promptly deliver or cause to be delivered to the Administrative Agent all certificates or instruments evidencing such Pledged Stock, together with stock powers duly executed in blank and in form and substance reasonably acceptable to the Administrative Agent or other endorsements reasonably requested by the Administrative Agent.

2.2 The Collateral shall be held and disposed of by the Administrative Agent in accordance with the following provisions:

(a) The Administrative Agent shall retain a valid and perfected general first-priority lien on and security interest in the Collateral until the date on which each and every one of the Obligations has been fully and indefeasibly performed in accordance with the terms of the Credit Agreement and the other Loan Documents, including the indefeasible payment in full of the principal amount of the Loans, and all interest accrued thereon.

(b) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may exercise, in addition to its other rights and remedies hereunder, or in any of the other Loan Documents, all rights and remedies of a secured party under the Code with respect to the Collateral as in effect at the time and otherwise available by action or actions at law or in equity, including, without limitation:

(i) to sell, assign and effectively transfer the Collateral either at public or private sale, at the option of the Administrative Agent, without recourse to judicial proceedings and without either demand, appraisement, advertisement or notice (except such notice as is expressly provided herein) of any kind, all of which are expressly waived;

(ii) to proceed by way of appropriate judicial proceedings to have the Collateral sold at judicial sale, with or without appraisement;

(iii) to seek an injunction of the prohibited action; or

(iv) to pursue any other available legal remedy.

(c) Without limiting the provisions of Section 2.2(b), upon the occurrence and during the continuation of an Event of Default, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except for any notice required by law or as expressly provided herein) to or upon the Pledgor or any other Person (all and each of which other demands, defenses, advertisements and notices are hereby waived), the Administrative Agent and/or its nominee(s) or designee(s) may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), upon such terms and conditions as the Administrative Agent may deem advisable and at such prices as the Administrative Agent may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent and/or such nominee(s) or designee(s) shall have the right upon any public sale or sales, and, to the extent permitted by law, upon any private sale or sales, to purchase the Collateral so sold. The Administrative Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale in accordance with the Credit Agreement and the other Loan Documents. At any such sale the Administrative Agent, as agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale. Each purchaser (including the Administrative Agent or any of its nominees or designees) at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor (including any and all voting rights in respect of the Pledged Stock), and the Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may have at any time in the future have under any rule of law or statute now existing or thereafter enacted. Notwithstanding anything to the contrary contained in this Agreement, the parties have agreed that (A) before the Administrative Agent has consummated any sale or other disposition of the Collateral, it shall have provided written notice to the Pledgor (concurrently with or following any Event of Default) of its intent to do so not less than 30 days prior to such sale or disposition, and (B) such 30-day period shall be deemed a commercially reasonable notice period under all circumstances. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcing the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor hereby waives any claims against the Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree. In connection with any sale of the Collateral, the Administrative Agent may specifically disclaim any warranties of title or the like, and such disclaimer shall not be considered to adversely affect the commercial reasonableness of such sale. If the Administrative Agent sells any of the Collateral on credit, the Pledgor will be credited only with payments actually made by the purchaser(s) of such Collateral which are received by the Administrative Agent and applied to the Obligations. In the event a purchaser fails to pay for the Collateral, the Administrative Agent may resell the Collateral and the Pledgor shall be credited with the proceeds of the sale.

(d) In addition to the remedies described in Sections 2.2(b) and 2.2(c), upon the occurrence and during the continuation of any Event of Default, (i) the Administrative Agent and/or its nominee(s) or designee(s) shall have the right to receive any and all Distributions or other payments paid with respect to the Pledged Stock and the other Collateral, as applicable, and make application thereof in accordance with this Agreement (and any dividends and other payments received in trust by the Pledgor for the benefit of the Administrative Agent shall be segregated from the other funds of the Pledgor), (ii) at the Administrative Agent’s election, all Pledged Stock shall be transferred to the Administrative Agent and/or one or more nominee(s) or designee(s) thereof, and the Administrative Agent and/or such nominee(s) or designee(s) may in the name of the Pledgor or in the Administrative Agent’s and/or such nominee(s)’ or designee(s)’ own name, collect all payments and assets due to the Pledgor pursuant to the Pledged Stock and/or the applicable Organizational Documents, and (iii) in the event the Administrative Agent provides written instruction regarding the same, then upon receipt of such instruction, the Pledgor shall not permit or cause any further Distributions to be declared or made in respect of any Pledged Stock without the prior written consent of the Administrative Agent, provided that the Administrative Agent’s failure to deliver any such instruction shall not constitute any release of, or otherwise affect in any way, the lien granted hereunder by the Pledgor on Distributions and proceeds thereof. Further, unless and until the Administrative Agent and/or such nominee(s) or designee(s) succeed to actual ownership thereof, pursuant to the exercise of the Administrative Agent’s remedies described in Sections 2.2(b) and 2.2(c), neither the Administrative Agent, any other Secured Party nor any such nominee or designee shall be obligated to perform or discharge any obligation, duty or liability in connection with the Pledged Stock. The rights of the Administrative Agent hereunder shall not be conditioned or contingent upon the pursuit by the Administrative Agent or any other Secured Party of any other right or remedy against the Pledgor or against any other person or entity which may be or become liable in respect of all or any part of the Obligations or against any other collateral security therefor, guarantee thereof or right of offset with respect thereto. Neither the Administrative Agent, any other Secured Party, any such nominee or designee nor any of their respective directors, officers, employees or agents shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall any of them be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other person or entity or to take any other action whatsoever with regard to the Collateral or any part thereof, unless such actions are required by applicable law.

(e) The Administrative Agent is hereby authorized to and shall apply the net proceeds of such sale of, or other realization upon, any or all of the Collateral, after first deducting the costs and expenses of sale, including reasonable attorneys’ fees and reasonable costs of the Administrative Agent and the other Secured Parties’ agents, to the payment of the Obligations in such order as the Administrative Agent shall elect, in its sole discretion, it being understood that this Agreement shall remain in full force and effect and the Administrative Agent shall retain all rights hereunder, until the date on which all of the Obligations have been indefeasibly satisfied in full, after deducting all such costs and expenses. If, after any sale of the Collateral pursuant to this Section 2.2, there shall be a balance remaining after the payment of all of the items described above, such balance shall be paid to persons or entities entitled by law to receive such balance to allocate among themselves, without any liability resulting from the allocation thereof on the part of the Administrative Agent or any other Secured Party.

(f) Following the occurrence and during the continuance of an Event of Default, in addition to any other remedies available to the Administrative Agent hereunder and without imposing upon the Administrative Agent any duty to do so, the Administrative Agent may, in its sole and absolute discretion, pay, purchase, contest or compromise any encumbrance, charge or Lien which is prior or superior to its security interest in the Collateral and pay all expenses incurred in connection therewith (any payment or expense so incurred shall be deemed Obligations and shall be immediately due and payable and secured hereby), all of which shall be deemed authorized by the Pledgor. All such expenses not paid or reimbursed by the Pledgor when due shall accrue interest at the default rate specified in the Credit Agreement. Nothing in this Section 2.2(f) shall be construed as authorizing the Pledgor to grant or permit any encumbrance, charge or Lien on the Collateral in violation of any other provision of this Agreement or the other Loan Documents.

(g) In the event that the Pledgor purchases or otherwise acquires or obtains any additional Pledged Stock in the Pledged Entities, all such Pledged Stock, shall automatically be deemed to be a part of the Collateral. If any such Pledged Stock is to be evidenced by a certificate, any such additional certificate shall be promptly delivered to the Administrative Agent, together with stock powers or other assignments related thereto, or other instruments appropriate to transfer a certificate representing any Pledged Stock, duly executed in blank. The Pledgor shall deliver to the Administrative Agent all subscriptions, warrants, options and all such other rights, and upon the delivery to the Administrative Agent, the Administrative Agent shall hold such subscriptions, warrants, options and other rights as collateral pledged to secure the Obligations; provided, however, that if the Administrative Agent determines, in its sole discretion, that the value of any such subscriptions, warrants, options or other rights shall terminate, expire or be materially reduced in value by holding the same as Collateral, the Administrative Agent shall have the right (but not the obligation), in its sole discretion, to sell or exercise the same, and if exercised, then the monies disbursed by the Administrative Agent in connection therewith shall become part of the Obligations and all the stock, securities, evidences of indebtedness and other items so acquired shall be titled in the name of the Pledgor and shall become part of the Collateral.

(h) The Pledgor hereby expressly agrees and acknowledges that: (i) the Pledged Stock is not of a type customarily sold on a recognized market; and (ii) so long as the Administrative Agent provides notice of sale of the Collateral in such form, to such persons, and through such publication as required under the Code, the Administrative Agent shall be deemed to have acted in good faith and in a commercially reasonable manner so long as it provides not less than 30 days notice of such sale.

(i) Because of the Securities Act of 1933, as modified (the “Securities Act”), or any other applicable laws or regulations, there may be legal restrictions or limitations affecting the Administrative Agent in any attempts to dispose of certain portions of the Collateral in the enforcement of its rights and remedies hereunder. For these reasons, and without limiting the generality of the other provisions of this Agreement, the Administrative Agent is hereby authorized by the Pledgor, but not obligated, in the event of any Event of Default hereunder giving rise to the Administrative Agent’s rights to sell or otherwise dispose of the Collateral, and after the giving of any notices required herein, to sell all or any part of the Collateral at private sale, subject to an investment letter or in any other manner which will not require the Collateral, or any part thereof, to be registered in accordance with the Securities Act, or other applicable rules and regulations promulgated thereunder, or any other law or regulation, at the best price reasonably obtainable by the Administrative Agent at any such private sale or other disposition in the manner mentioned above, and the Pledgor specifically acknowledges that any such disposition shall be commercially reasonable under the Code, even though any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions, and agrees that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for sale as a registered security under the Securities Act or under applicable state securities laws, even if such issuer would, or should agree to, so register it. The Administrative Agent is also hereby authorized by the Pledgor, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as the Administrative Agent may deem required or appropriate in the event of a sale or disposition of any of the Collateral. If the Administrative Agent determines to exercise its right to sell any or all of the Collateral, upon written request, the Pledgor shall and shall cause each issuer of any Pledged Stock owned by the Pledgor to be sold hereunder from time to time to furnish to the Administrative Agent all such information as the Administrative Agent may request in order to determine the number of shares and other instruments included in the Collateral which may be sold by the Administrative Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect. The Pledgor clearly understands that the Administrative Agent may at its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral, or any part or parts thereof, than would otherwise be obtainable if same were registered and sold in the open market. The Pledgor agrees: (i) in the event the Administrative Agent shall, upon an Event of Default, sell the Collateral, or any portion thereof, at such private sale or sales, the Administrative Agent shall have the right to rely upon the advice and opinion of any member firm of a national securities exchange as to the best price reasonably obtainable upon such private sale thereof; and (ii) that such reliance shall be conclusive evidence that the Administrative Agent handled such matter in a commercially reasonable manner under the Code.

(j) In order to permit the Administrative Agent to receive all Distributions and other payments which it may be entitled to receive hereunder, the Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request.

3. Representations and Warranties. The Pledgor hereby represents and warrants, as of the date hereof, that:

3.1 Set forth on Schedule 1 hereto is a list of all Subsidiaries any Stock of which is directly owned or held by the Pledgor. The Pledgor (i) is the record and beneficial owner of 100% of the Pledged Stock as of the date hereof, and owns such Pledged Stock free and clear of all claims, Liens, options and encumbrances of any kind, (ii) will own any Pledged Stock and other Collateral hereafter acquired, in either case, free and clear of all claims, Liens, options and encumbrances of any kind, and (iii) has the right and authority to pledge and assign its portion of the Pledged Stock and grant a security interest therein as herein provided.

3.2 The execution, delivery and performance of this Agreement by the Pledgor will not cause a violation of or a default under the Organizational Documents of the Pledgor or the Pledged Entities or give rise to any right to terminate any such Organizational Document. None of the Pledged Stock is subject to any Organizational Document, contract or law that prohibits the pledge, assignment or transfer of interests or granting of a security interests in Pledgor’s right, title or interest in such Pledged Stock.

3.3 All of the Pledged Stock has been duly authorized, validly issued and is fully paid and, in the case of stock of a corporation, is non-assessable.

3.4 The Pledgor has the right and requisite corporate authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Stock as provided herein.

3.5 The pledge, assignment, lien and security interest made and granted hereunder constitutes a valid pledge, assignment, lien and security interest of, on and in all of the Collateral owned by the Pledgor; and, upon the filing of a financing statement in the jurisdiction of organization of the Pledgor identified on Schedule 2 attached hereto, such lien and security interest shall constitute a perfected first-priority lien and security interest on and in the Collateral, which lien and security interest, to the extent provided in the Code, shall be enforceable as such against all creditors of the Pledgor and any person or entity purporting to purchase or otherwise acquire any Collateral from the Pledgor (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally).

3.6 True, correct and complete copies of the Organizational Documents with respect to the Pledgor and each of the Pledged Entities have been delivered to the Administrative Agent, each of which is in full force and effect, has not been modified except to the extent indicated therein and there are no defaults under the Organizational Documents and no events which, with the passage of time or giving of notice or both, would constitute a default under the Organizational Documents.

3.7 The jurisdiction of formation, type of entity and the mailing address of the Pledgor and the Pledged Entities are set forth on Schedule 2 attached hereto. Such Schedule also indicates whether, as of the date hereof, the Pledged Stock of each Pledged Entity is certificated and if so, the number of shares of such Pledge Stock issued and outstanding as of the date hereof. No change has been or will be made in the state of formation or the mailing address of the Pledged Entities or the Pledgor except upon at least thirty (30) days’ prior notice to the Administrative Agent and the delivery to the Administrative Agent of such financing statements and other documents as the Administrative Agent may require in connection therewith.

3.8 Except as described in Section 3.5, no approval by, authorization of, or filing with any federal, state or other governmental commission, agency or authority is necessary in connection with the execution, delivery and performance by the Pledgor of this Agreement or to perfect the security interests granted herein.

3.9 Other than rights of setoff granted to financial institutions with respect to accounts that may hold cash that constitutes a portion of the Collateral, there are no setoffs, counterclaims or defenses with respect to the Collateral owned by the Pledgor and no agreement, oral or written, has been made with any other person or party under which any deduction or discount may be claimed with respect to such Collateral and the Pledgor does not know of any fact which would prohibit or prevent the Pledgor from assigning or granting a security interest in the Collateral.

3.10 The pledge, assignment, lien and security interest made and granted hereunder and the exercise of remedies by the Administrative Agent hereunder do not violate, and do not require that any filing, registration or other act be taken with respect to, any Requirements of Law pertaining to the registration or transfer of securities, including without limitation the Securities Act of 1933 and the Securities Exchange Act of 1934, and any and all rules and regulations promulgated thereunder (as such laws may be modified from time to time, collectively, the “Securities Laws”). The Pledgor shall at all times comply with the Securities Laws as the same pertain to all or any portion of the Collateral or pledge, assignment, lien and security interest made and granted hereunder.

3.11 No approval by or authorization or consent of any other Person is necessary to authorize or validate the execution and delivery of this Agreement.

3.12 The interests comprising the Collateral, including the Pledged Stock (i) are not dealt in or traded on securities exchanges or in securities markets and (ii) are not “investment company securities” (as defined in Section 8-103(b) of the Code).

4. Covenants.

4.1 The Pledgor hereby covenants and agrees as follows:

(a) Except to comply with the provisions of Section 4.3 and as permitted under the Credit Agreement, the Pledgor will not amend, terminate, rescind, supplement or otherwise modify the Organizational Documents of the Pledged Entities, or waive any rights thereunder.

(b) Without the prior written consent of the Administrative Agent, which consent may be granted or withheld in the Administrative Agent’s sole and absolute discretion, and except as expressly provided herein or in the Credit Agreement (or as otherwise approved by the Lenders in accordance with the Credit Agreement), the Pledgor shall not, either directly or indirectly, mortgage, sell, dispose of (whether directly or indirectly), hypothecate, pledge, create a security interest or Lien upon, encumber, give, or place in trust, any of the Pledged Stock, or any other Collateral owned by such Pledgor, until the date on which all of the Obligations have been fully and indefeasibly paid in full and otherwise performed.

(c) The Pledgor shall, at the Pledgor’s cost, maintain the portion of the Collateral owned by the Pledgor and shall defend, at the Pledgor’s cost, the Administrative Agent’s security interest in and to the Pledged Stock or any other Collateral as applicable, against all persons and against all claims and demands whatsoever.

(d) The Pledgor shall promptly notify the Administrative Agent, in writing, of the imposition at any time of any claim, option, Lien or encumbrance upon or against all or any portion of the Pledged Stock and/or any other Collateral.

(e) Except as expressly provided in the Credit Agreement, without the prior written consent of the Administrative Agent, at no time shall the Pledgor cause or allow any Pledged Entity (nor, without limiting the foregoing, shall the Pledgor vote to enable, or take any other action to permit, such Pledged Entity) to:

(i) make any Distribution under any of its Organizational Documents or otherwise, or purchase or redeem or obligate itself to purchase or redeem any Pledged Stock in violation of this Agreement or any of the other Loan Documents; or

(ii) redeem or cancel any Pledged Stock or issue or authorize to be issued any additional Pledged Stock; or

(iii) breach any of the covenants or obligations relating to (x) the Pledgor under to this Agreement, and (y) the Pledgor or the Pledged Entities under the Credit Agreement or the other Loan Documents.

(f) Without limiting the provisions of Section 4.1(b), at such time as the Pledgor enters into negotiation with any other party for the sale, transfer, pledge, assignment or encumbrance of, or the granting of any security interest in the Collateral, or of any other rights of the Pledgor under any of the Organizational Documents, the Pledgor immediately will notify such other party of the existence of this Agreement.

(g) Without limiting the foregoing provisions of this Section 4.1, except as expressly provided in the Credit Agreement (or as otherwise approved in accordance with the Credit Agreement), the Pledgor will not agree to admit any new shareholders, members or partners, as the case may be, into the Pledged Entities or transfer its interests in the Pledged Entities. Any such permitted or approved admission or transfer shall be made on the condition that such new member or partner, as the case may be, executes and delivers, and agrees to be bound by an agreement, in form and content substantially identical to this Agreement, pursuant to which such new member or partner, as the case may be, pledges its interest in the Pledged Entities to the Administrative Agent to secure the Obligations, and such admission or transfer shall be otherwise in accordance with the terms of the Organizational Documents of such Pledged Entity.

(h) The Pledgor authorizes the Administrative Agent, at the expense of the Pledgor, at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements, with or without signature of the Pledgor, as deemed necessary by the Administrative Agent to perfect its security interest in the Collateral. The Pledgor hereby ratifies its authorization for the Administrative Agent to have filed any initial financing statements, amendments thereto or continuation statements if filed prior to the date of this Agreement. The Pledgor will sign and deliver any financing statements and other documents and information, and perform such other acts, as the Administrative Agent deems necessary or desirable from time to time to establish and maintain in favor of the Administrative Agent valid and perfected security interest in the Collateral, free of all other Liens, encumbrances, security interests and claims. Without limitation of Section 4.3, the Pledgor shall also furnish to the Administrative Agent all certificates or other instruments and papers evidencing or constituting any of the Collateral, together with appropriate endorsements and assignments and any information relating thereto, and shall do anything the Administrative Agent may reasonably deem necessary or desirable from time to time to establish a valid security interest in and to further protect and perfect its interests in the Collateral.

(i) The Pledgor upon demand shall pay to the Administrative Agent the amount of any and all reasonable expenses, including the fees and disbursements of counsel and of any experts and agents, which the Administrative Agent may incur in connection with (a) the sale of, collection from, or other realization upon, any of the Collateral; (b) the exercise or enforcement of any of the rights of the Administrative Agent hereunder; or (c) the failure by the Pledgor to perform or observe any of the provisions hereof.

(j) In no event shall the Pledgor do or permit to be done, or omit to do or permit the omission of, any act or thing, the doing or omission of which, would impair the validity, enforceability, perfection or priority of the security interests granted herein.

4.2 The Pledgor hereby covenants and agrees that in the event that the Administrative Agent, its designee or any purchaser at a foreclosure sale acquires all or any portion of the Pledged Stock, notwithstanding anything to the contrary in the Organizational Documents of such Pledged Entity, such Person, at its option, shall be admitted as a member or partner, as the case may be, of such Pledged Entity, and shall be entitled to receive all benefits and exercise all rights in connection therewith pursuant to such Organizational Documents; provided, however, that such Person shall have no liability for matters in connection with the Pledged Stock arising or occurring, directly or indirectly, prior to such Person’s becoming a member or partner, as the case may be, of such Pledged Entity.

4.3 Promptly following the request of the Administrative Agent, the Pledgor shall cause any Pledged Stock which, as of the date hereof is not certificated, to become evidenced by a “certificated security” (as such term is defined in Section 8-102 of the Uniform Commercial Code of the jurisdiction of organization of the Pledged Entity that is the issuer of such Pledged Stock) and shall cause the certificates or instruments evidencing such Pledged Stock to be delivered to the Administrative Agent, together with stock powers or instruments of transfer or assignment, duly executed in blank. In connection with the requirements of the preceding sentence, the Pledgor shall cause each Pledged Entity that is an issuer of such uncertificated Pledged Stock to amend its Organizational Documents to provide that all certificates evidencing Stock of such Pledged Entity shall be “securities” governed by Article 8 of the Uniform Commercial Code (the “UCC”) in any jurisdiction (x) that has adopted revisions to Article 8 of the UCC substantially consistent with the 1994 revisions to Article 8 adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and (y) whose laws may be applicable, from time to time, to the issues of perfection, the effect of perfection or non-perfection, and the priority of a security interest in Stock of the Pledged Entity.

4.4 The Pledgor will, upon obtaining ownership of any Stock of any additional Pledged Entity or Stock otherwise required to be pledged to Administrative Agent pursuant to any of the Loan Documents, promptly (and in any event within three (3) Business Days) deliver to the Administrative Agent a Pledge Amendment, duly executed by the Pledgor, in substantially the form of Exhibit A hereto (a “Pledge Amendment”) in respect of any such additional Stock, pursuant to which the Pledgor shall pledge to the Administrative Agent all of such additional Stock.

4.5 To the extent any Collateral has not been delivered as of the date hereof (other than Collateral which is governed by Section 4.3), the Pledgor shall deliver a Pledge Amendment duly executed by the Pledgor. The Pledgor hereby authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Stock listed on any Pledge Amendment delivered to the Administrative Agent shall for all purposes hereunder be considered Pledged Stock.

5. Voting Rights: Distributions. So long as no Event of Default shall have occurred and be continuing: (a) the Pledgor shall be permitted to exercise all voting and other rights with respect to the Pledged Stock; and (b) subject to the provisions of the Credit Agreement, the Pledgor shall be entitled to make and receive Distributions paid in respect of the Collateral; provided, however, that any and all Distributions paid or payable other than in cash in respect of, or in exchange for, any Collateral shall be, and shall forthwith be delivered to the Administrative Agent to hold as, Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property of the Pledgor and be forthwith delivered to the Administrative Agent as Collateral in the same form as so received (with all necessary endorsements). Upon the occurrence and during the continuance of an Event of Default, except as otherwise expressly provided in the Credit Agreement, the rights under clause (b) above shall immediately vest in the Administrative Agent in accordance with Section 2.2(d).

6. Power of Attorney. The Pledgor hereby irrevocably appoints and instructs the Administrative Agent (and its nominees and designees) as its attorney-in-fact to take any and all actions necessary and proper, upon notice to the Pledgor, or to carry out the intent of this Agreement and to perfect and protect the lien, pledge, assignment and security interest of the Administrative Agent created hereunder; provided, however, that the Administrative Agent shall not exercise such grant except during the continuance of an Event of Default. The Pledgor hereby ratifies, approves and confirms all actions taken by the Administrative Agent and its agents and attorneys-in-fact pursuant to this Section 6. Neither the Administrative Agent, any other Secured Party nor any said agent or attorney-in-fact will be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law with respect to its dealings with the Collateral, except for acts constituting gross recklessness or willful misconduct. This power of attorney, being coupled with an interest, is irrevocable until the date upon which the Obligations have been indefeasibly satisfied in full. Without limiting the foregoing, if the Pledgor fails to perform any agreement or obligation contained herein, the Administrative Agent may itself perform, or cause performance of, where necessary or advisable in the name or on behalf of the Pledgor, and at the expense of the Pledgor, as applicable.

7. Miscellaneous

7.1 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be delivered to the parties hereto in the manner provided in the Credit Agreement and to the addresses set forth in, or otherwise in effect pursuant to, the Credit Agreement.

7.2 No Assignment. The Pledgor may not assign its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and, to the extent required pursuant to the Credit Agreement, the other Secured Parties. Subject to the foregoing, all provisions contained in this Agreement and the other Loan Documents and in any document or agreement referred to herein or therein or relating hereto or thereto shall inure to the benefit of the Administrative Agent and each other Secured Party, their respective successors and assigns, and shall be binding upon the Pledgor and its respective successors and assigns.

7.3 No Assumption of Obligations; No Liability. Neither the Administrative Agent nor any other Secured Party assumes any of the obligations of the Pledgor, including, without limitation, any claims that may arise or exist under or in connection with the Organizational Documents, nor shall the Administrative Agent or any other Secured Party be deemed to be a member or partner, as the case may be, of any of the Pledged Entities; the Pledgor hereby indemnifies and agrees to hold each Secured Party harmless from any obligation or liability of the Pledgor arising out of the Organizational Documents or the operation of the Pledged Entities. Notwithstanding the foregoing, in the event of a foreclosure by the Administrative Agent on, or sale to the Administrative Agent or any other Secured Party of, any of the Pledged Stock, the admission of the Administrative Agent and such other Secured Party to the Pledged Entities and the assumption by the Administrative Agent and such other Secured Party of any obligations in connection therewith shall be governed by Section 4.2.

7.4 Modification. Subject to Section 10.1 of the Credit Agreement, this Agreement may be modified only by, and none of the terms hereof may be waived without, a written instrument executed by the Pledgor and the Administrative Agent.

7.5 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions hereof.

7.6 No Waiver. No failure or delay on the part of the Administrative Agent in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereon or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

7.7 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.8 JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PLEDGOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE PLEDGOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT. THE PLEDGOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

7.9 WAIVER OF JURY TRIAL. THE PLEDGOR, AND BY ACCEPTANCE OF THIS AGREEMENT, THE ADMINISTRATIVE AGENT, WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES TO THE CREDIT AGREEMENT AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PLEDGOR, AND BY ACCEPTANCE OF THIS AGREEMENT, THE ADMINISTRATIVE AGENT, AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PLEDGOR, AND BY ACCEPTANCE OF THIS AGREEMENT, THE ADMINISTRATIVE AGENT, FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PLEDGOR: TECHNICAL OLYMPIC USA, INC.

By: /s/ Randy Kotler

Name: Randy Kotler
Title: SVP & Chief Accounting Officer

[Signature Page to Pledge
Agreement]ADMINISTRATIVE AGENT:
CITICORP NORTH AMERICA, INC.,
as Administrative Agent
By:	/s/ Tucker Borden
Name: Tucker Borden
Title: Vice
President

[Signature Page to Pledge Agreement]SCHEDULE 1 TO PLEDGE AND SECURITY AGREEMENT

Pledged Entities

Pledged Entities

TOI, LLC

TOUSA, LLC

TOUSA Associates Services Company

TOUSA Homes, Inc.

TOUSA Realty, Inc.

TOUSA Investment #2, Inc.

TOUSA Homes Arizona, LLC

TOUSA Homes Colorado, LLC

TOUSA Homes Nevada, LLC

TOUSA Mid-Atlantic Holding, LLC

TOUSA Homes Mid-Atlantic, LLC

TOUSA/West Holdings, Inc.

SCHEDULE 2 TO PLEDGE AND SECURITY AGREEMENT

Jurisdiction of Formation; Type of Entity

PLEDGOR:

Jurisdiction of
Name:	Formation:	Type of Entity:	Mailing Address:

4000 Hollywood Blvd.
Technical Olympic			Suite 500-N
USA, Inc.	Delaware	Corporation	Hollywood, FL 33021

PLEDGED ENTITIES:

	Jurisdiction of			Certificated as of
Name:	Formation:	Type of Entity:	Mailing Address:	the date hereof

			4000 Hollywood	Yes (100
		Limited liability	Blvd., Ste. 500N	Membership Units
TOI, LLC	Delaware	company	Hollywood, FL 33021	outstanding)

4000 Hollywood
		Limited liability	Blvd., Ste. 500N
TOUSA, LLC	Delaware	company	Hollywood, FL 33021	No

4000 Hollywood
TOUSA Associate			Blvd., Ste. 500N	Yes (100 shares
Services Company	Delaware	Corporation	Hollywood, FL 33021	outstanding)

4000 Hollywood
			Blvd., Ste. 500N	Yes (100 shares
TOUSA Homes, Inc.	Florida	Corporation	Hollywood, FL 33021	outstanding)

4000 Hollywood
			Blvd., Ste. 500N	Yes (100 shares
TOUSA Realty, Inc.	Delaware	Corporation	Hollywood, FL 33021	outstanding)

Name:	Jurisdiction of Formation:	Type of Entity:	Mailing Address:	Certificated as of the date hereof

TOUSA Investment #2, Inc.	Delaware	Corporation	4000 Hollywood Blvd., Ste. 500N Hollywood, FL 33021	Yes (100 shares outstanding)

TOUSA Homes Arizona, LLC	Delaware	Limited liability company	4000 Hollywood Blvd., Ste. 500N Hollywood, FL 33021	No

TOUSA Homes Colorado, LLC	Delaware	Limited liability company	4000 Hollywood Blvd., Ste. 500N Hollywood, FL 33021	No

TOUSA Homes Nevada, LLC	Delaware	Limited liability company	4000 Hollywood Blvd., Ste. 500N Hollywood, FL 33021	No

TOUSA Mid-Atlantic Holding, LLC	Delaware	Limited liability company	4000 Hollywood Blvd., Ste. 500N Hollywood, FL 33021	No

TOUSA Homes Mid-Atlantic, LLC	Delaware	Limited liability company	4000 Hollywood Blvd., Ste. 500N Hollywood, FL 33021	No

TOUSA/West Holdings, Inc.	Delaware	Corporation	4000 Hollywood Blvd., Ste. 500N Hollywood, FL 33021	Yes (10 shares outstanding)

EXHIBIT A

TO

PLEDGE AND SECURITY AGREEMENT

FORM OF PLEDGE AMENDMENT

This PLEDGE AMENDMENT, dated      , 20 is delivered pursuant to Section 4.4 of the Pledge Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Pledge Agreement. Technical Olympic USA, Inc. (the “Pledgor”) hereby certifies that the representations and warranties in Section 3 of the Pledge Agreement are and continue to be true and correct, both as to the Pledged Stock, pledged prior to this Pledge Amendment and as to the Pledged Stock pledged pursuant to this Pledge Amendment. The Pledgor further agrees that this Pledge Amendment may be attached to that certain Pledge Agreement, dated as of February 6, 2007, between the Pledgor and Citicorp North America, Inc., as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Pledge Agreement”), and that (a) the Pledged Stock listed on Schedule 1 to this Pledge Agreement shall be and become a part of the Collateral referred to in the Pledge Agreement and shall secure all Obligations referred to in the Pledge Agreement and (b) the information set forth on Schedule 2 to this Pledge Amendment shall be incorporated into and included on Schedule 4 to the Pledge Agreement.

TECHNICAL OLYMPIC USA, INC.
By:
Name:
Title:

SCHEDULE 1 TO PLEDGE AMENDMENT

Pledged Entity	Pledged Interest

SCHEDULE 2 TO PLEDGE AMENDMENT

PLEDGED ENTITY:

Name:	Pledgor:	Jurisdiction of Formation:	Type of Entity:	Mailing Address: